UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 28, 2019

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GDDY	NYSE

Item 1.01    Entry into a Material Definitive Agreement
On May 30, 2019, Go Daddy Operating Company, LLC and GD Finance Co, Inc. (together, the “Issuers”), each an indirect subsidiary of GoDaddy Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Issuers, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers have agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $600.0 million aggregate principal amount of 5.250% Senior Notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The offering of the Notes is expected to close on June 4, 2019, subject to satisfaction of customary closing conditions.
The Notes will be senior unsecured debt obligations of the Issuers and will initially be guaranteed on a senior unsecured basis by the same entities that guarantee obligations under the Issuers’ existing credit facility, including Desert Newco, LLC and certain subsidiaries of the Issuers. The Company intends to use the net proceeds from this offering, together with cash on hand, to repay $600.0 million in aggregate principal amount of term loan borrowings under the Issuers’ existing credit agreement.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
Certain of the Initial Purchasers or their affiliates are lenders and/or agents under the Issuers’ existing senior secured credit agreement.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01    Other Events
Launch Press Release
On May 28, 2019, the Company issued a press release announcing that the Issuers proposed to offer $600.0 million aggregate principal amount of senior notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pricing Press Release
On May 30, 2019, the Company issued a press release announcing the pricing of the Issuers’ offering of $600.0 million aggregate principal amount of 5.250% Senior Notes due 2027. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Purchase Agreement, dated as of May 30, 2019, by and among Go Daddy Operating Company, LLC, GD Finance Co, Inc., the subsidiary guarantors party thereto and the Initial Purchasers
99.1	Press Release of GoDaddy Inc. Announcing Proposed $600 Million Offering of Senior Notes
99.2	Press Release of GoDaddy Inc. Announcing Pricing of $600 Million Offering of Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	May 31, 2019	/s/ Nima J. Kelly
Nima J. Kelly
Chief Legal Officer